Exhibit 10.3(b)
                                                                 ---------------

                               FIRST AMENDMENT TO
                        WINDSYSTEM MANAGEMENT AGREEMENT


This First Amendment to Windsystem Management Agreement (the "Amendment") is made as of January 13, 2006 by and between Enron Wind Systems, LLC ("EWS") and Zond Windsystem Partners, Ltd. Series 85-A, a California limited partnership (the "Partnership").

                                    RECITALS
                                    --------

WHEREAS, EWS and the Partnership are parties to that certain Windsystem Management Agreement dated as of September 9, 1985 (the "Windsystem Management Agreement"), pursuant to which EWS performs certain management, administrative and other services for the Partnership in connection with that certain wind power project owned by the Partnership.

WHEREAS, the term of the Windsystem Management Agreement expires on December 31, 2005 (the "Windsystem Management Termination Date") and the parties desire to extend the Windsystem Management Termination Date until March 31, 2006.

                                   AGREEMENT
                                   ---------

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, EWS and the Partnership agree as follows:

1.  Amendments to Windsystem Management Agreement. The Windsystem Management
    ---------------------------------------------
    Agreement is hereby amended by (a) deleting the text of Section 3 in its entirety and replacing it with the following: "Unless sooner terminated as set forth in Section 8, the term of this Agreement shall commence as of September 9, 1985 and terminate on March 31, 2006" and (b) deleting the subsection 8.2.5 in its entirety and replacing it with the following: "8.2.5 Notice of Termination. The delivery by one Party to the other Party of a
    ---------------------
    written notice of termination at least ten (10) days prior to the proposed termination date."

2.  Governing Law. The terms and provisions of this Amendment shall be governed
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    by and construed in accordance with the laws of the state of California.

3.  Counterparts. This Amendment may be executed in counterparts, each of which
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    shall be deemed an original and all of which, when taken together, shall constitute one and the same document.

4.  Effective Date. This Amendment shall be effective and the Windsystem
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    Management Agreement shall be amended pursuant to this Amendment as of
    December 31, 2005.


    IN WITNESS WHEREOF, each of the parties to this Amendment have executed this Amendment as of the date set forth above.


EWS                                   Partnership
---                                   -----------

Enron Wind Systems, LLC               Zond-PanAero Windsystem Partners, Ltd.
                                      Series 85-A, a California Limited
By:  Enron Wind LLC, its sole         Partnership
     member
                                      By:  Zond Windsystems Management III LLC,
                                           its General Partner

By:  Enron Renewable Energy Corp.,    By:   /s/ Jesse Neyman
     its sole member                     ---------------------------------------
                                      Name:  Jesse Neyman
                                           -------------------------------------
                                      Title: President
                                            ------------------------------------
By:    /s/ Jesse Neyman
   -------------------------------
Name:   Jesse Neyman
     -----------------------------
Title:  President
      ----------------------------